Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33583, 333-40866, 333-91714, 333-101137, and 333-108474) of Nanometrics Incorporated of our report dated February 21, 2005, except as to Note 2 to the consolidated financial statements, which is as of November 21, 2005, relating to the consolidated financial statements and schedule which appear in this Annual Report on Form 10-K/A.

BDO Seidman, LLP

San Francisco, California

February 22, 2006